UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006 Genesee & Wyoming Inc. (GWI) entered into a consulting agreement with Mr. Charles N. Marshall as further described in Item 5.02 below. A copy of the consulting agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2006, GWI announced the retirement of Vice Chairman Charles N. Marshall, effective April 30, 2006. In connection with Mr. Marshall’s retirement, GWI entered into a consulting agreement with Mr. Marshall in order to provide for his continued service to GWI with certain ongoing projects and other activities. The consulting agreement calls for Mr. Marshall to be paid a daily fee of $1,500 as compensation for services rendered.

The press release announcing Mr. Marshall’s retirement is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 — Consulting Agreement between Genesee & Wyoming Inc. and Charles N. Marshall dated as of May 1, 2006.

Exhibit 99.1 — Press Release dated April 28, 2006, announcing the retirement of Charles N. Marshall

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

May 1, 2006	By:	Adam B. Frankel

Name: Adam B. Frankel
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement, dated as of May 1, 2006, between Genesee & Wyoming Inc. and Charles N. Marshall
99.1	Press Release, dated April 28, 2006, announcing retirement of Charles N. Marshall